UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2019

Federal Home Loan Mortgage Corporation

(Exact name of registrant as specified in its charter)

Federally chartered corporation	Freddie Mac 001-34139	52-0904874
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102-3110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2019, Thomas M. Goldstein notified Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) of his resignation from Freddie Mac’s Board of Directors (the “Board”), effective immediately, to focus on his health and family. Mr. Goldstein initially joined the Board of Directors in October 2014 and was most recently re-elected on February 13, 2018 by written consent of the Federal Housing Finance Agency, Freddie Mac’s Conservator.

A copy of the press release issued by Freddie Mac on January 29, 2019 regarding Mr. Goldstein is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On January 29, 2019, Freddie Mac announced that Sara Mathew has been appointed to become non-executive chair of the Board. Ms. Mathew will succeed Christopher S. Lynch, who will retire, both as Board chair and as a Director, in February as required by the company’s ten-year limit for Board tenure.

A copy of the press release issued by Freddie Mac on January 29, 2019 regarding Ms. Mathew is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The exhibits listed in the Exhibit Index below are being filed as part of this Current Report on Form 8-K.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated January 29, 2019, issued by Freddie Mac regarding Mr. Goldstein

99.2	Press Release, dated January 29, 2019, issued by Freddie Mac regarding Ms. Mathew

Freddie Mac Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ Donald H. Layton
Donald H. Layton
Chief Executive Officer

Date: January 29, 2019

Freddie Mac Form 8-K